As filed with the Securities and Exchange Commission on March 2, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PriceSmart, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0628530
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

9740 Scranton Road

San Diego, California 92121-1745

(Address, including zip code, of Registrant’s principal executive offices)

The 2002 Equity Participation Plan of PriceSmart, Inc.

(Full Title of the Plan)

Robert M. Gans, Esq.

Executive Vice President, General Counsel and Secretary

PriceSmart, Inc.

9740 Scranton Road

San Diego, California 92121-1745

(858) 404-8800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)

Copies to:

Robert E. Burwell, Esq.

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130-2071

(858) 523-5400

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Maximum Amount of Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value	500,000	(1) (2)	7.89	(3)	$3,945,000	(3)	$423

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Covers 500,000 additional shares of common stock available for issuance under The 2002 Equity Participation Plan of PriceSmart, Inc. (the “Plan”), pursuant to an amendment of the Plan approved by the stockholders of the Registrant on January 24, 2006. The Plan authorizes the issuance of a maximum of 750,000 shares of common stock. However, the offer and sale of 250,000 shares of common stock, which have been or may be issued under the Plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-102597.
(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average of the high and low sales prices for the Registrant’s common stock as reported on the Nasdaq National Market on February 23, 2006.

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 shares of common stock of PriceSmart, Inc. for issuance under The 2002 Equity Participation Plan of PriceSmart, Inc. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement, File No. 333-102957, is hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2005;

(2)	Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended August 31, 2005;

(3)	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended November 30, 2004;

(4)	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended February 28, 2005;

(5)	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2005;

(6)	Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2005;

(7)	Our Current Report on Form 8-K filed on September 7, 2005;

(8)	Our Current Report on Form 8-K filed on October 20, 2005;

(9)	Our Current Report on Form 8-K filed on October 28, 2005;

(10)	Our Current Report on Form 8-K filed on November 30, 2005;

(11)	Our Current Report on Form 8-K filed on January 12, 2006; and

(12)	The description of our common stock contained in our Amended Registration Statement on Form 10 filed with the SEC on August 13, 1997, including any amendments or reports filed for the purpose of updating the description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under former items 9 or 12 of Form 8-K or current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number
5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this February 10, 2006.

PRICESMART, INC.

By:	/s/ Robert E. Price
Name:	Robert E. Price
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Price and John M. Heffner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Robert E. Price	Interim Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 10, 2006
Robert E. Price

/s/ John M. Heffner	Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2006
John M. Heffner

/s/ Murray L. Galinson	Director	February 13, 2006
Murray L. Galinson

/s/ Katharine L. Hensley	Director	February 10, 2006
Katharine L. Hensley

/s/ Leon C. Janks	Director	February 12, 2006
Leon C. Janks

/s/ Lawrence B. Krause	Director	February 12, 2006
Lawrence B. Krause

/s/ Jack McGrory	Director	February 10, 2006
Jack McGrory

/s/ Edgar A. Zurcher	Director	February 12, 2006
Edgar A. Zurcher

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).